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                                                                   EXHIBIT 10.32

GUY CARPENTER                                                         COVER NOTE

                                                     No.              01-98-0021

Memorandum of Reinsurance
effected through Guy Carpenter & Company, Inc.
180 Maiden Lane, New York.  NY 10038-4993


REINSURED:        SCPIE HOLDINGS, INC.,
                  AND/OR S.C.P.I.E. INDEMNITY COMPANY,
                  AND/OR S.C.P.I.E. HEALTHCARE INDEMNITY COMPANY,
                  AND/OR AMERICAN HEALTHCARE SPECIALTY COMPANY,
                  AND/OR S.C.P.I.E. INSURANCE SERVICES, INC.,
                  AND/OR S.C.P.I.E. MANAGEMENT SERVICES, INC.
                  BEVERLY HILLS, CALIFORNIA

TYPE:             SECOND EXCESS OF LOSS REINSURANCE

                  BUSINESS COVERED: Physicians and Surgeons Comprehensive Professional and Business Liability Policies, including Clinics and Clinical Laboratories, Professional and Business Liability Policies for Hospitals and Errors and Omissions Liability Policies for Managed Care Organizations.

TERM: January 1, 1998 to December 31, 1998 as respects claims made during the calendar year 1998.

                  Retroactive date January 1, 1976, except for Extra Contractual Obligations which is January 1, 1979.

                  In respect of recoveries made under Section A.1 and A.3:

                  The term "claims made" as used herein shall mean (A) In respect of Claims Made Policies, claims first notified to the Company during the term of this Agreement on any inforce policy or reporting endorsement arising out of incidents subsequent to the retroactive date of said policy as the result of the rendering of or failure to render a professional service or the reporting of losses which arise from the insured premises and operations incidental to the practice of a physician, hospital or managed care organization and/or (B) In respect of Occurrence Policies claims or losses first notified to the Company during the term of this Agreement.

                  In the event of cancellation and at the option of the Reinsured, Reinsurers agree to run-off policies in force until natural expiration not to exceed 12 months from the expiration date hereon, subject to a Premium equal to 50% of the Actual Earned Reinsurance Premium.

                  In respect of recoveries made unser Section A.2:

                  The term "claims made" shall mean claims first reported to the Reinsured during the period January 1, 1986 to December 31, 1992 and first reported to Reinsurers during the terms of this Agreement.


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TERRITORY:        As per the Company's original policies, contracts, or binders.

EXCLUSIONS:       1.       Insolvency Funds.
                  2.       Nuclear Incident - Liability - Reinsurance

LIMIT AND                  A.1    $3,000,000 each and every loss in excess of
RETENTION:                        $2,000,000 each and every loss.

                           A.2 $3,000,000 each and every loss in excess of $2,000,000 each and every loss covering losses which were first reported to the Compnay during the period January 1, 1986 to December 31, 1992 and are first reported to the Reinsurers during the terms of this Agreement. The coverage provided hereunder shall be no narrower nor broarder in scope than that which was provided to the Company under their Second Excess of Loss Reinsurance Agreement in force for the same period (see attached Cover Note Nos. 10710-003/86, 01-87-0021, 01-88-0021,
                                  01-89-0021, 01-90-0021, 01-91-0021,
                                  01-92-0021).

                           A.3 $3,000,000 each and every loss in excess of $2,000,000 each and every loss each policy covering losses from Professional and Business Liability Policies for Hospitals and Errors and Omissions Liability Policies for Managed Care Organizations

WARRANTY:         1.       In respect of Physicians and Surgeons Comprehensive
                           Professional and Business Liability Policies, including Clinics and Clinical Laboratories, the Maximum Original Policy Limit is $10,000,000, subject to inuring protection of $8,000,000 in excess of $2,000,000 or so deemed.

                  2. As respects Professional and Business Liability Policies for Hospitals written on or after January 1, 1996, and prior to October 1, 1997, Policy Limits greater than $500,000 reinsured elsewhere on an Excess of Loss basis or so deemed.

                  3. As respects Professional and Business Liability Policies for Hospitals written prior to January 1, 1996, Policy Limits greater than $5,000,000 reinsured elsewhere on an Excess of Loss basis or so deemed.

                  4. As respects Professional and Business Liability Policies for Hospitals written on or after October 1, 1997, Policy Limits greater than $1,000,000 reinsured elsewhere on an Excess of Loss basis or so deemed.

                  5. In respect of Errors and Omissions Liability Policies for Managed Care Organizations, Maximum Original Policy Limit $5,000,000.

PREMIUM:          .900% of G.N.E.P.I.

                  Deposit Premium: $960,000, payable $240,000 quarterly.

                  Minimum - $768,000



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REINSTATEMENT(S): A.1. & A.3.       First - Pro rata as to amount 125% as
                                    respects premium.
                                    Second - Pro rata as to amount 175% as
                                    respects premium.

                  All calculations of reinstatement premiums shall be based on paid losses only. The decision of the Company to exercise its reinstatement option must be relayed to Reinsurers within three (3) months from the time any reserve invades this Contract.

                                          PLUS

                  A. 2. In the event of a paid loss arising under this Section, additional to the reinstatement premium payable above, a further reinstatement premium shall be payable, to be calculated at pro rata as respects amount and 100% as respects premium based on annual premium of $450,000 if First Reinstatement, $675,000 if Second Reinstatement.

                           It is understood and agreed that the payment of reinstatement premiums arising from losses recoverable under Section A.2. above shall be mandatory and not at the option of the Company.

                  Maximum Annual Aggregate Amount Recoverable under A.1, A.2. and A.3. combined is $9,000,000 in all.

ATTACHMENT OF     (A)      For purposes of determining the attachment of the
LIABILITY:                 Reinsurer's liability hereunder as respects any one

                           loss, all losses (including Discovery Period Losses) involving one or more Original Insureds, arising from the same medical incident, and in which First Notice of Claim or Circumstance is notified to the Company during the term of this Agreement shall be covered hereunder. Where first notice falls in Agreement Years prior to January 1, 1992 the "Interlocking Clause" to apply hereon for Physicians and Surgeons Comprehensive Professional Liability Policies only.

                  (B) The date of a loss hereunder shall be the earlier. date, within the term of this Contract, that the Company has received First Notice of Claim or Circumstance.

GENERAL                    Loss Adjustment Expenses to be Pro-Rated.
CONDITIONS:                Excess of Original Policy Limits Clause.
                           80% Extra Contractual Obligations Clause
                           Ultimate Net Loss Clause including Declaratory
                           Judgment Expenses incurred in connection with coverage questions and legal actions related to a specific claim.
                           Net Retained Lines Clause.
                           Notice of Loss Clause.
                           Loss Funding Clause - Including IBNR (See Attached).
                           Special Funding Clause.
                           Confidentiality Clause.
                           Commutation Clause.
                           Federal Excise Tax Clause.
                           Errors and Omissions Clause.
                           Insolvency Clause.
                           Service of Suit Clause.
                           Arbitration Clause.
                           Access to Records Clause.


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                           Guy Carpenter & Company, Inc. Intermediary Clause.

REINSURERS          Domestic:
HEREON:

                    BCS Insurance Company                           2.50%
                    Gulf Insurance Company                          2.50%
                    Odyssey Reinsurance Corporation                 2.50%
                                                                    -----
                                        Domestic Total              7.50%

                  Australia:
                  Through Guy Carpenter & Company, Pty. Ltd:
                      GIO Insurance Ltd.
                        trading as:
                        GIO Reinsurance                             7.50%
                                                                    -----
                                          Australia Total           7.50%

                  Germany
                  Hannover Ruckversicherungs AG                    52.50%
                                                                   -----
                                         Germany Total             52.50%

REINSURERS        United Kingdom:
HEREON:           Through Guy Carpenter & Company, Ltd. (UK)
(CONT'D)              London, England
                  Underwriters at Lloyd's
                      SVH      1007                                8.593%
                      DPM      435                                 4.196%
                      SJC      1003       28.00%
                               2003       72.00%                   2.098%
                      RJH      122                                  .735%
                      BFC      780                                  .490%
                      SJB      1212                                2.097%
                      GNR      570                                  .735%
                      MEL      1223                                2.500%
                      RAS      1096                                 .735%
                  CNA International Reinsurance Co., Ltd.          4.196%
                  Sphere Drake Insurance PLC                        .735%
                  Unionamerica Insurance Company, Ltd.             2.940%
                  Zurich Reinsurance (U.K.) Ltd.                   2.450%
                                                                  -------
                             United Kingdom Total                 32.500%

                             Domestic Total                        7.500%
                             Foreign Total                        92.500%
                                                                 --------
                             Grand Total                         100.000%
                                                                 ========


This Cover Note is to confirm the terms and conditions which have been negotiated between Guy Carpenter & Company, Inc. and the participating Reinsurers on your behalf. We request that you review this Cover Note with regard to the specific placement details and subscribing Reinsurers listed herein. In the event that any of these details do not meet with your approval or security of the subscribing Reinsurers does not meet with your



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requirements, please notify this office immediately. If all is found to be in order please sign and return the enclosed duplicate copy of this Cover Note for completion of our files.

/s/ Donald J. Zuk
-------------------------------
Signature


March 13, 1998
-------------------------------
Date

                                         Guy Carpenter & Company, Inc.



                                         By  /s/ Managing Director
                                             ---------------------------------
                                             Managing Director



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